PRICING SUPPLEMENT NO. 7                                       Rule 424(b)(3)
DATED: February 2, 1998                                    File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)



                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes     Book Entry Notes
$35,000,000                      [x]                     [x]

Original Issue Date:             Fixed Rate Notes        Certificated Notes
February 4, 1998                 [_]                     [_]


Maturity Date:
February 4, 1999

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                           Optional           Optional
                     Redemption            Repayment          Repayment
Redeemable On        Price(s)              Date(s)            Price(s)
-------------        ----------            ---------          ----------

N/A                  N/A                   N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                   Maximum Interest Rate: N/A

[_]           Commercial Paper Rate    Minimum Interest Rate: N/A

[_]           Federal Funds Rate       Interest Reset Date(s): *

[_]           Treasury Rate            Interest Reset Period: Three Months

[_]           LIBOR Reuters            Interest Payment Date(s): **

[x]           LIBOR Telerate

[_]           Prime Rate               Interest Payment Period: Quarterly

[_]           CMT Rate

Initial Interest Rate: 5.565%

Index Maturity:  Three Months

Spread (plus or minus): -0.06%
----------------------

*        5/4/98, 8/4/98 and 11/4/98.

**       5/4/98, 8/4/98, 11/4/98 and 2/4/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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